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                                                                   EXHIBIT 12.1


                                US XCHANGE, L.L.C

                           STATEMENT RE COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                            FISCAL YEAR ENDED
                                                               DECEMBER 31,
                                                  1998            1997          1996
                                              ------------    -----------    ---------
SELECTED HISTORICAL DATA
Earnings were calculated as follows:

Income (loss) before taxes                    $(50,622,933)   $(5,828,368)   $(137,810)
Add:  Fixed charges                             17,052,965         93,146            -
Deduct:  Capitalized interest                    2,295,721          2,103            -
                                              ------------    -----------    ---------

Earnings                                      $(35,865,689)   $(5,737,325)   $(137,810)
                                              ------------    -----------    ---------


Fixed charges were calculated as follows:
Interest expense                                13,486,996         30,452            -
Amortization of debt issuance costs                351,722              -            -
Portion of rentals attributable to interest        918,526         60,591            -
Capitalized interest                             2,295,721          2,103            -
                                              ------------    -----------    ---------

Fixed charges                                 $ 17,052,965    $    93,146            -
                                              ------------    -----------    ---------

Ratio of earnings to fixed charges                       0              0            0
                                              ------------    -----------    ---------

Deficiency                                    $ 52,918,654    $ 5,830,471    $ 137,810
                                              ------------    -----------    ---------
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